Exhibit 99

Jefferies Reports Fiscal Third Quarter 2015 Financial Results

NEW YORK--(BUSINESS WIRE)--September 17, 2015--Jefferies Group LLC today announced financial results for its fiscal third quarter 2015.

Highlights for the three months ended August 31, 2015, with adjusted amounts excluding the operating results and wind down costs of our Bache business, which reflects a substantial portion of the final wind-down costs and write-offs, and the final period of meaningful operations:

  Investment Banking Net Revenues of $390 million
  Total Sales and Trading Net Revenues of $185 million
  Total Adjusted Net Revenues of $583 million (excluding Bache)
  Adjusted Net Earnings of $47 million (excluding Bache)
  Net Earnings of $2 million (including Bache)

Highlights for the nine months ended August 31, 2015, with adjusted amounts excluding the operating results and wind down costs of our Bache business:

  Investment Banking Net Revenues of $1,066 million
  Total Sales and Trading Net Revenues of $896 million
  Total Adjusted Net Revenues of $1,882 million (excluding Bache)
  Adjusted Net Earnings of $153 million (excluding Bache)
  Net Earnings of $75 million (including Bache)

Richard B. Handler, Chairman and Chief Executive Officer, and Brian P. Friedman, Chairman of the Executive Committee, commented:

“Despite solid results in Investment Banking and Equities, our overall results are disappointing. Our Net Revenues for the quarter were $583 million and our Net Earnings were $47 million, excluding Bache. After a solid second quarter, the third quarter’s sales and trading environment was initially slow due to concerns about a possible Greek exit from the Euro, and then became more volatile and challenging in the second half of the quarter as news of China's economic growth deceleration led to a further deterioration of trading volumes and continuing declines in global asset prices. A substantial increase in volatility affected almost every asset class globally. This significantly impacted, among other areas, the distressed side of the credit market, most notably in the energy sector.”

“Fixed Income net revenues were negative $14 million for the quarter, reflecting the slow environment and the volatility that resulted in mark-to-market write-downs in our inventory. Trading results of our high yield distressed sales and trading business for the quarter particularly impacted our results negatively. As is the nature of the distressed market making business, Jefferies assumes positions in sectors where the firm's clients and the market are most active, with mark to market gains and losses recognized on a daily basis. During the last nine months, losses totaling $90 million were recorded across more than 25 distressed energy positions. For the nine month period we recognized negative revenues in respect of the ten largest individual loss-making positions of about $4 million to $19 million each, or an average of about $8 million. These markdowns, combined with lower activity levels and more modest inventory write downs in several other areas of our global fixed income business, accounted for much of the balance of negative pressure on our fixed income results. As one of the leading investment banking platforms serving the energy sector, with meaningful recent involvement in restructurings and financings, we continue to be committed to our energy clients.”

“We believe most of the issues we faced this past quarter in Fixed Income were due to distinct factors that began about a year ago and the largest portion of which relates to the turmoil in the oil and gas industry. For the first nine months of 2015, we have provided liquidity and traded approximately $5 billion in distressed energy securities for our clients. Our exposures in our distressed energy trading business decreased approximately 50% during the quarter and are currently down to $70 million in total net market value. We believe that, with our exposures in distressed securities reduced to current levels, there should be no similar impact on our future results.”

“While adversely affected by the sell-off in the global markets during August, our core Equities business performed reasonably. Equities Net Revenues for the period were $203 million. Jefferies Investment Banking Net Revenues were a very solid $390 million, including our best quarter ever in Equity Capital markets. For the nine months ended August 31, 2015, our fee based investment represented 54% of net revenues, a similar proportion to the comparable period a year ago. Our investment banking backlog remains robust and diverse in terms of products, sectors and regions. Our level 3 assets remain below 3% of our inventory, and all of our balance sheet and liquidity metrics are in line with every one of our historical ranges. We reduced our KCG position during the quarter by tendering 6.5 million shares at $14 per share, realizing $91 million in cash.”

"We have substantially completed the unwind of Bache within our expectations of timing, cost and write-offs. We have transferred virtually all client accounts to Societe Generale and other service providers. No meaningful risk pertaining to this business remained on our books at the end of the third quarter. To put into perspective how the impact Bache has had on our recent results, in 2014 our firmwide net income of $158 million included a net loss of $100 million with respect to Bache. Similarly, for the 2015 full fiscal year, we expect Jefferies will incur the same net loss in respect of Bache as we did in 2014, or about $100 million, including all material final-wind down costs. For the first nine months of 2015, our results include a net loss of $77 million with respect to Bache. These overall results included a write-off of goodwill of $52 million in 2014 and non-cash write-offs of $24 million in 2015 on a pre-tax basis. We are pleased finally to be able to move on.”

“While market dislocations occur from time to time, they typically have allowed us opportunities to take advantage of our unique competitive position as we continue to invest across Jefferies to improve our capabilities to serve our growing client base. We have made key hires this summer in Investment Banking, Equities and Fixed Income, and we expect to continue to grow our market share by serving well our existing and new clients globally.”

“With our business mix simplified and more focused with the unwind of Bache, Jefferies should be able to deliver more consistent and stronger results. Our progress and momentum across the rest of our firm have been offset by the trading losses and sluggish activity of a handful of businesses. Our overriding goal is to deliver results in this fourth quarter and in 2016 that reflect the full earnings power of the Jefferies franchise in Equities, Fixed Income and Investment Banking.”

The attached financial tables should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended May 31, 2015 and our Annual Report on Form 10-K for the year ended November 30, 2014. Amounts pertaining to August 31, 2015 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended August 21, 2015. Adjusted financial measures referenced above are non-GAAP financial measures, which management believes provide meaningful information to enable investors to evaluate the Company's results in the context of exiting the Bache business. Refer to the Supplemental Schedules on pages 6-8 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share, expected financial results and unwind costs of Bache. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2015	May 31, 2015	August 31, 2014

Revenues:
Commissions	$172,284	$173,508	$159,085
Principal transactions	(50,297)	155,962	144,354
Investment banking	389,820	404,262	467,793
Asset management fees and investment income from managed funds	4,182	5,650	8,463
Interest income	230,805	240,552	249,251
Other revenues	34,329	28,576	26,489
Total revenues	781,123	1,008,510	1,055,435
Interest expense	202,195	216,956	212,126
Net revenues	578,928	791,554	843,309

Non-interest expenses:
Compensation and benefits	336,499	480,770	477,268

Non-compensation expenses:
Floor brokerage and clearing fees	45,307	58,713	55,967
Technology and communications	89,378	72,361	67,286
Occupancy and equipment rental	25,967	24,420	28,477
Business development	30,527	26,401	27,800
Professional services	24,684	27,419	31,231
Other	19,473	16,758	19,645
Total non-compensation expenses	235,336	226,072	230,406
Total non-interest expenses	571,835	706,842	707,674
Earnings before income taxes	7,093	84,712	135,635
Income tax expense	4,609	24,530	51,762
Net earnings	2,484	60,182	83,873
Net earnings attributable to noncontrolling interests	427	349	312
Net earnings attributable to Jefferies Group LLC	$2,057	$59,833	$83,561

Pretax operating margin	1.2%	10.7%	16.1%
Effective tax rate	65.0%	29.0%	38.2%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2015	August 31, 2014

Revenues:
Commissions	$512,714	$488,526
Principal transactions	211,142	566,133
Investment banking	1,066,077	1,213,262
Asset management fees and investment income (loss) from managed funds	(5)	15,319
Interest income	700,227	782,059
Other revenues	82,810	57,962
Total revenues	2,572,965	3,123,261
Interest expense	610,811	657,932
Net revenues	1,962,154	2,465,329

Non-interest expenses:
Compensation and benefits	1,182,484	1,390,043

Non-compensation expenses:
Floor brokerage and clearing fees	159,100	159,500
Technology and communications	234,126	201,849
Occupancy and equipment rental	74,571	81,652
Business development	78,865	79,193
Professional services	76,359	81,395
Other	51,960	54,656
Total non-compensation expenses	674,981	658,245
Total non-interest expenses	1,857,465	2,048,288
Earnings before income taxes	104,689	417,041
Income tax expense	29,470	155,962
Net earnings	75,219	261,079
Net earnings attributable to noncontrolling interests	1,647	3,760
Net earnings attributable to Jefferies Group LLC	$73,572	$257,319

Pretax operating margin	5.3%	16.9%
Effective tax rate	28.2%	37.4%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Quarter Ended August 31, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$578,928	$(4,289)	(1)	$583,217

Non-interest expenses:
Compensation and benefits	336,499	22,117	(2)	314,382
Non-compensation expenses	235,336	37,708	(3)	197,628
Total non-interest expenses	571,835	59,825	(4)	512,010

Operating income (loss)	$7,093	$(64,114)		$71,207
Net earnings (loss)	$2,484	$(44,318)		$46,802

Compensation ratio (a)	58.1%			53.9%

	Quarter Ended May 31, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$791,554	$35,697	(1)	$755,857

Non-interest expenses:
Compensation and benefits	480,770	34,473	(2)	446,297
Non-compensation expenses	226,072	38,536	(3)	187,536
Total non-interest expenses	706,842	73,009		633,833

Operating income (loss)	$84,712	$(37,312)		$122,024
Net earnings (loss)	$60,182	$(25,505)		$85,687

Compensation ratio (a)	60.7%			59.0%

	Quarter Ended August 31, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$843,309	$47,928	(1)	$795,381

Non-interest expenses:
Compensation and benefits	477,268	22,602	(2)	454,666
Non-compensation expenses	230,406	36,068	(3)	194,338
Total non-interest expenses	707,674	58,670		649,004

Operating income (loss)	$135,635	$(10,742)		$146,377
Net earnings (loss)	$83,873	$(5,660)		$89,533

Compensation ratio (a)	56.6%			57.2%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of exiting the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended August 31, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$1,962,154	$80,562	(1)	$1,881,592

Non-interest expenses:
Compensation and benefits	1,182,484	80,570	(2)	1,101,914
Non-compensation expenses	674,981	114,841	(3)	560,140
Total non-interest expenses	1,857,465	195,411	(4)	1,662,054

Operating income (loss)	$104,689	$(114,849)		$219,538

Net earnings (loss)	$75,219	$(77,437)		$152,656

Compensation ratio (a)	60.3%			58.6%

	Nine Months Ended August 31, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$2,465,329	$147,890	(1)	$2,317,439

Non-interest expenses:
Compensation and benefits	1,390,043	76,824	(2)	1,313,219
Non-compensation expenses	658,245	104,511	(3)	553,734
Total non-interest expenses	2,048,288	181,335		1,866,953

Operating income (loss)	$417,041	$(33,445)		$450,486

Net earnings (loss)	$261,079	$(17,130)		$278,209

Compensation ratio (a)	56.4%			56.7%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of exiting the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
FOOTNOTES

(1) Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures.

(2) Compensation expense and benefits recognized during the presented period for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel, have been classified as a reduction of Compensation and benefits expense in the presentation of Adjusted financial measures.

(3) Expenses directly related to the operations of the Bache business for the presented periods have been excluded from Adjusted non-compensation expenses. These expenses include Floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology and occupancy expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business.

(4) Total non-interest expenses for the three and nine months ended August 31, 2015 include costs of $33.1 million and $61.7 million, respectively, on a pre-tax basis, related to our exit of the Bache business. The after-tax effect of these costs is $23.7 million and $44.2 million for the three and nine months ended August 31, 2015, respectively. These costs consist primarily of severance, retention and benefit payments for employees, incremental amortization of outstanding restricted stock and cash awards, contract termination costs and incremental amortization expense of capitalized software expected to no longer be used subsequent to the wind-down of the business. We expect to incur additional costs of $11.8 million and $8.5 million on a pre-tax and post-tax basis, respectively, over the remainder of fiscal 2015.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31, 2015	May 31, 2015	August 31, 2014
Revenues by Source
Equities	$203,077	$228,198	$171,708
Fixed income	(18,151)	153,444	195,345
Total sales and trading	184,926	381,642	367,053

Equity	127,051	108,805	93,309
Debt	113,928	154,670	175,597
Capital markets	240,979	263,475	268,906
Advisory	148,841	140,787	198,887
Total investment banking	389,820	404,262	467,793

Asset management fees and investment income (loss) from managed funds:
Asset management fees	7,067	4,903	7,379
Investment (loss) income from managed funds	(2,885)	747	1,084
Total	4,182	5,650	8,463
Net revenues	$578,928	$791,554	$843,309

Other Data
Number of trading days	65	63	64
Number of trading loss days	21	10	9
Number of trading loss days excluding KCG	18	5	2

Average firmwide VaR (in millions) (A)	$13.77	$12.80	$13.50
Average firmwide VaR excluding KCG (in millions) (A)	$12.16	$9.86	$8.25

(A) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Nine Months Ended
	August 31, 2015	August 31, 2014
Revenues by Source
Equities	$634,754	$537,769
Fixed income	261,328	698,979
Total sales and trading	896,082	1,236,748

Equity	314,927	271,773
Debt	329,474	495,635
Capital markets	644,401	767,408
Advisory	421,676	445,854
Total investment banking	1,066,077	1,213,262

Asset management fees and investment income (loss) from managed funds:
Asset management fees	25,955	21,752
Investment (loss) income from managed funds	(25,960)	(6,433)
Total	(5)	15,319
Net revenues	$1,962,154	$2,465,329

Other Data
Number of trading days	189	188
Number of trading loss days	42	27
Number of trading loss days excluding KCG	32	11

Average firmwide VaR (in millions) (A)	$13.29	$14.88
Average firmwide VaR excluding KCG (in millions) (A)	$10.47	$9.80

(A) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	August 31, 2015	May 31, 2015	August 31, 2014

Financial position:
Total assets (1)	$42,785	$44,142	$44,764
Average total assets for the period (1)	$48,327	$51,013	$51,369
Average total assets less goodwill and intangible assets for the period (1)	$46,432	$49,118	$49,387

Cash and cash equivalents (1)	$3,442	$3,289	$4,035
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,151	$4,951	$5,913
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	12.0%	11.2%	13.2%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	12.6%	11.7%	13.8%

Financial instruments owned (1)	$18,892	$18,843	$18,420
Goodwill and intangible assets (1)	$1,891	$1,895	$1,978

Total equity (including noncontrolling interests)	$5,514	$5,520	$5,602
Total member's equity	$5,481	$5,480	$5,571
Tangible member's equity (3)	$3,590	$3,584	$3,593

Bache assets (4)	$263	$2,955	$3,641

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5) (6)	$474	$540	$462
Level 3 financial instruments owned - % total assets (1) (6)	1.1%	1.2%	1.0%
Total Level 3 financial instruments owned - % total financial instruments (1) (6)	2.5%	2.9%	2.5%
Level 3 financial instruments owned - % tangible member's equity (1) (6)	13.2%	15.1%	12.9%

Other data and financial ratios:
Total capital (1) (7)	$10,850	$10,860	$11,970
Leverage ratio (1) (8)	7.8	8.0	8.0
Adjusted leverage ratio (1) (9)	10.3	10.3	10.5
Tangible gross leverage ratio (1) (10)	11.4	11.8	11.9
Leverage ratio - excluding impacts of the Leucadia transaction (1) (11)	9.8	10.1	10.1

Number of trading days	65	63	64
Number of trading loss days	21	10	9
Number of trading loss days excluding KCG	18	5	2
Average firmwide VaR (12)	$13.77	$12.80	$13.50
Average firmwide VaR excluding KCG (12)	$12.16	$9.86	$8.25

Number of employees, at period end	3,665	3,830	3,885

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1) Amounts pertaining to August 31, 2015 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2015.

(2) At August 31, 2015, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,263 million, in aggregate, and $446 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts. At May 31, 2015 and August 31, 2014 amounts also included additional funds that were available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at May 31, 2015 were $1,135 million and $527 million, respectively, and at August 31, 2014, were $1,530 million and $348 million, respectively.

(3) Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4) Bache assets (a non-GAAP financial measure) includes Cash and cash equivalents, Cash and securities segregated, Financial instruments owned, Securities purchased under agreements to resell and Receivables attributable to our Bache business.

(5) Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6) In May 2015, the Financial Accounting Standards Board issued Accounting Standards Update No. 2015-07, “Fair Value Measurement (Topic 820) - Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” The guidance removes the requirement to include investments in the fair value hierarchy for which the fair value is measured at net asset value using the practical expedient under “Fair Value Measurements and Disclosures (Topic 820).” The guidance also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value practical expedient. Rather, those disclosures are limited to investments for which we have elected to measure the fair value using that practical expedient. The guidance is effective retrospectively and we have early adopted this guidance during the second quarter of fiscal 2015.

(7) At August 31, 2015, May 31, 2015 and August 31, 2014, total capital includes our long-term debt of $5,337 million, $5,340 million and $6,368 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(8) Leverage ratio equals total assets divided by total equity.

(9) Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At August 31, 2015, May 31, 2015 and August 31, 2014, adjusted assets were $37,241 million, $37,172 million and $38,100 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(10) Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(11) Leverage ratio - excluding impacts of the Leucadia transaction (a non-GAAP financial measure) is calculated as follows:

	August 31,	May 31,	August 31,
$ millions	2015	2015	2014
Total assets	$42,785	$44,142	$44,764
Goodwill and acquisition accounting fair value adjustments on the transaction with Leucadia	(1,957)	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	120	116	42
Total assets excluding transaction impacts	$40,948	$42,301	$42,849

Total equity	$5,514	$5,520	$5,602
Equity arising from transaction consideration	(1,426)	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(41)	(31)	(58)
Total equity excluding transaction impacts	$4,172	$4,188	$4,243

Leverage ratio - excluding impacts of the Leucadia transaction	9.8	10.1	10.1

(12) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer